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                                                                     EXHIBIT 4.8

             RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

          RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of July 25, 2002 between SOLUTIA INC., a Delaware corporation (the "COMPANY"); each of the subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that become "Subsidiary Guarantors" hereunder pursuant to Section 6.09 after the date hereof (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "SECURING PARTIES"); CITIBANK, N.A., as administrative agent under the Solutia Credit Agreement referred to below, BANK OF AMERICA, N.A., as administrative agent under the Astaris Credit Agreement referred to below, CITIBANK, N.A., as agent for the purchasers under the Co-gen Participation Agreement referred to below, and CITIBANK, N.A., as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

          The Company, certain lenders (the "SOLUTIA LENDERS") and Citibank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "SOLUTIA ADMINISTRATIVE AGENT") are parties to a Second Amended and Restated Credit Agreement dated as of July 25, 2002 (as modified and supplemented and in effect from time to time, the "SOLUTIA CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $600,000,000. In addition, the Company may from time to time be obligated to various of the Solutia Lenders (or their affiliates) in respect of one or more hedging agreements permitted under Section 6.02(g)(v) of the Solutia Credit Agreement.

          Astaris LLC, a limited liability company organized under the laws of Delaware ("ASTARIS"), certain lenders (the "ASTARIS LENDERS") and Bank of America, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "ASTARIS ADMINISTRATIVE AGENT"), are parties to a Credit Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to Astaris in an aggregate principal amount not exceeding $275,000,000. The obligations of Astaris under the Astaris Credit Agreement have been partially guaranteed by the Company pursuant to a Guaranty Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS GUARANTY AGREEMENT") by the Company in favor of Astaris LLC and in favor of the Astaris Lenders and the Astaris Administrative Agent.

          The Company, State Street Bank and Trust Company, as trustee (in such capacity, together with its successors in such capacity, the "CO-GEN TRUSTEE"), certain financial institutions named as purchasers therein (collectively, the "CO-GEN PURCHASERS") and Citibank, N.A., as agent for the Co-gen Purchasers (in such capacity, together with its successors in such capacity, the "CO-GEN AGENT"), are parties to an Amended and Restated Participation Agreement dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN PARTICIPATION AGREEMENT"), providing, subject to the terms and conditions thereof, for loans and investments to be made by the Co-gen Purchasers to the Co-gen Trustee in an aggregate principal amount not exceeding $33,000,000. The obligations of the Co-gen Trustee under the

                       NON-SHARING INTERCREDITOR AGREEMENT
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Co-gen Participation Agreement have been guaranteed by the Company pursuant to an Amended and Restated Instrument Guaranty dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN GUARANTY AGREEMENT") by the Company in favor of the Co-gen Trustee and the Co-gen Purchasers. In addition, the Co-gen Trustee, as lessor, and the Company, as lessee, are party to an Amended and Restated Lease dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN LEASE") pursuant to which the Company agrees to make certain rent payments to the Co-gen Trustee in consideration of the lease of the co-generation facility referred to therein, which rent payments service the loans and investments made by the Co-gen Purchasers.

          In addition, certain of the Solutia Lenders may have issued letters of credit for the account of the Company or a Subsidiary, or may in the future issue letters of credit for the account of the Company, which are or will be identified in this Agreement as "Designated Letters of Credit" (as hereinafter defined). It is contemplated that, in connection herewith, such Solutia Lenders will execute and deliver a Letter of Credit Override Agreement providing for certain common terms to be applicable to such letters of credit.

          In connection with the transactions described above, the Company, the Subsidiary Guarantors, the Administrative Agents, the Co-gen Agent and the Collateral Agent, have entered into an Intercreditor and Collateral Agency Agreement dated as of November 15, 2001 (the "EXISTING NON-SHARING INTERCREDITOR AGREEMENT").

          To induce the Solutia Lenders to enter into the Solutia Credit Agreement as described above and to continue to extend credit under the Solutia Credit Agreement, to induce the Astaris Lenders to enter into an Amendment No. 3 to the Astaris Credit Agreement and to continue to extend credit under the Astaris Credit Agreement, to induce the Co-gen Purchasers to continue to extend credit and make investments under the Co-gen Participation Agreement and to induce the Solutia Lenders to extend credit in respect of Designated Letters of Credit and hedging agreements, the Subsidiary Guarantors are continuing (pursuant to the Non-Sharing Security and Guarantee Agreement referred to herein) to guarantee the obligations of the Company under the Solutia Credit Agreement and the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease and in respect of the Designated Letters of Credit and the Hedging Obligations (as hereinafter defined), and the Securing Parties are similarly continuing (pursuant to the Non-Sharing Security and Guarantee Agreement) their liens on certain of their properties as collateral security for, INTER ALIA, such obligations, and granting new liens on certain other of their properties as collateral security for, INTER ALIA, such obligations.

          In connection with the foregoing, the parties hereto wish to reconfirm the appointment of the Collateral Agent by the Administrative Agents, and the Solutia Lenders and the Astaris Lenders, as applicable, for whom they act, and by the Co-gen Agent and the Co-gen Purchasers for whom it acts, and for certain other matters relating to the collateral security for the obligations of the Securing Parties under the Credit Documents (as hereinafter defined), in each case pursuant to the Existing Non-Sharing Intercreditor Agreement and, in that connection, to amend and restate the Existing Non-Sharing Intercreditor Agreement in its entirety. Accordingly, the parties hereto agree that the Existing Non-Sharing Intercreditor Agreement shall be amended and restated as follows:

                       NON-SHARING INTERCREDITOR AGREEMENT

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          Section 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified below:

          "ADMINISTRATIVE AGENTS" means, collectively, the Solutia Administrative Agent, together with its successors in such capacity, and the Astaris Administrative Agent, together with its successors in such capacity.

          "COLLATERAL" means, collectively, the assets of the Securing Parties that have been subjected to the Liens of the Non-Sharing Security Documents.

          "CREDIT AGREEMENTS " means, collectively, the Solutia Credit Agreement and the Astaris Credit Agreement.

          "CREDIT DOCUMENTS" means, collectively, the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Co-gen Participation Agreement, any agreement pursuant to which a Designated Letter of Credit shall have been issued and the Security Documents.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DESIGNATED LETTER OF CREDIT" means, collectively, (a) each letter of credit issued by a Solutia Lender for the account of the Company or a Subsidiary that is identified in Schedule I hereto and (b) each letter of credit for the account of the Company hereafter designated by the Company as a "Designated Letter of Credit" for purposes hereof pursuant to a Designation Letter in the form of Schedule II hereto delivered to the Collateral Agent in accordance with
Section 3.

          "DESIGNATED LETTER OF CREDIT OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "EVENT OF DEFAULT" means any "Event of Default" under the Solutia Credit Agreement, any default in the payment by the Company of any obligation under the Astaris Guaranty Agreement, any default in payment by the Company of any obligation under the Co-gen Lease or the Co-gen Guaranty Agreement and any default by the Company in respect of any of its payment obligations under any Designated Letter of Credit.

          "EXISTING NOTE INDENTURES" means, collectively, the indenture and/or the fiscal agency agreement, as applicable, pursuant to which the following notes or debentures of the Company or Solutia Europe S.A./N.V., as applicable, have been issued: 6.50% notes due 2002, 7.375% debentures due 2027, 6.72% debentures due 2037 and 6.25% euro notes due 2005, as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "HEDGING OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

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          "JUNIOR SECURITY DOCUMENTS" means, collectively, (i) the Junior
Intercreditor Agreement substantially in the form of Exhibit M to the Solutia Credit Agreement between the Company, each of the Subsidiary Guarantors, the Collateral Agent and HSBC Bank USA, as trustee under the 2009 Notes Indenture referred to therein and (ii) and the Junior Security Agreement substantially in the form of Exhibit N to the Solutia Credit Agreement between the Company, each of the Subsidiary Guarantors, the Collateral Agent and HSBC Bank USA, as trustee under said 2009 Notes Indenture.

          "LENDERS" means, collectively, the Solutia Lenders and the Astaris Lenders.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any mortgage, easement, right of way or other encumbrance on title to real property.

          "MAJORITY SOLUTIA LENDERS" means the Majority Lenders under and as defined in the Solutia Credit Agreement.

          "MAKE-WHOLE OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "NON-SHARING MORTGAGES" means, collectively, one or more instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by any Securing Party in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor a trustee for the benefit of the Collateral Agent and the Secured Parties) and covering the facilities of the Company located in Decatur, Alabama, Indian Orchard, Massachusetts, Trenton, Michigan, Greenwood, South Carolina and Alvin, Texas, in each case as the same shall be modified and supplemented and in effect from time to time.

          "NON-SHARING SECURITY DOCUMENTS" means, collectively, this Agreement, the Non-Sharing Security and Guarantee Agreement, each Non-Sharing Mortgage, and any other pledge agreements, security agreements, assignment agreements, mortgages, deeds of trust or other instruments providing for collateral security from time to time executed by any Securing Party in favor of the Collateral Agent.

          "NON-SHARING SECURITY AND GUARANTEE AGREEMENT" means the Restated Security and Guarantee Agreement dated as of July [___], 2002 between the Securing Parties and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "PERSON" means any individual, corporation (including a business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or governmental authority or other entity of whatever nature.

          "RELEVANT SHARING PERCENTAGE" means, at any time, the percentage corresponding to the fraction (a) the numerator of which shall be each of the following respectively (i) in the case of any Solutia Lender, the Solutia Credit Agreement Obligations then held by such Solutia

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Lender, (ii) in the case of any Astaris Lender, the Make-Whole Obligations then held by such Astaris Lender that are due and payable, (iii) in the case of any Co-gen Purchaser, the Synthetic Lease Obligations then held by such Co-gen Purchaser, (iv) in the case of any issuer of Designated Letters of Credit, Designated Letter of Credit Obligations then held by such issuer, (v) in the case of any holder of Hedging Obligations, the Hedging Obligations then held by such holder that are due and payable or (vi) in the case of any Term Loan Facility Lender, the Term Loan Facility Obligations then held by such Term Loan Facility Lender and (b) the denominator of which shall be the sum of (i) the then-outstanding Solutia Credit Agreement Obligations, (ii) the then-outstanding Make-Whole Obligations then due and payable, (iii) the then-outstanding Synthetic Lease Obligations, (iv) the then-outstanding Designated Letter of Credit Obligations, (v) the then-outstanding Hedging Obligations then due and payable and (vi) the then-outstanding Term Loan Facility Obligations.

          "SECURED PARTIES" means, collectively, the Collateral Agent, the Co-gen Agent, the Co-gen Purchasers, the Solutia Lenders, the Astaris Lenders, the Administrative Agents and the Term Loan Facility Lenders (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations).

          "SECURED OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "SECURITY DOCUMENTS" means, collectively, the Non-Sharing Security Documents and the Sharing Security Documents under and as defined in the Sharing Intercreditor Agreement.

          "SHARING INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Trust Agreement dated as of July [___], 2002 between the Company, CPFilms Inc., Administrative Agents, the Co-gen Agent, the Collateral Agent and HSBC Bank USA, as Collateral Trustee being executed and delivered by the parties concurrently herewith, as the same shall be modified and supplemented and in effect from time to time.

          "SOLUTIA CREDIT AGREEMENT OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "SYNTHETIC LEASE OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "TERM LOAN FACILITY LENDER" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "TERM LOAN FACILITY OBLIGATIONS" has the meaning ascribed thereto in the Non-Sharing Security and Guarantee Agreement.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

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          Section 2. THE COLLATERAL AGENT.

          2.01. APPOINTMENT AND DUTIES OF THE COLLATERAL AGENT.

          (a) APPOINTMENT. Each Administrative Agent, on behalf of itself and each of the Solutia Lenders and the Astaris Lenders, as applicable, for whom it acts, and the Co-gen Agent, on behalf of itself and each Co-gen Purchaser, as applicable, for whom it acts, hereby appoints, and continues the prior appointment of, Citibank, N.A. to act as Collateral Agent hereunder and under the other Security Documents, and hereby continues to authorize the Collateral Agent to execute, deliver and perform, on behalf of each of the Secured Parties, each Security Document to which the Collateral Agent is or is intended to be a party and to take such actions on behalf of the Secured Parties under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of each Security Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Security Documents. Each Secured Party shall be bound by all of the agreements of the Collateral Agent contained herein and in the other Security Documents.

          (b) COPIES OF DOCUMENTS TO BE FURNISHED TO SECURED PARTIES. The Collateral Agent will forward to each Secured Party at its last address on the records of the Collateral Agent promptly after the Collateral Agent's receipt thereof a copy of each document furnished to the Collateral Agent under any Security Document that relates to such Secured Party. The Collateral Agent will forward to each Secured Party promptly upon such Secured Party's reasonable request therefor a copy of any other document furnished to the Collateral Agent under the Security Documents.

          2.02. RIGHTS OF COLLATERAL AGENT.

          (a) PERFORMANCE OF DUTIES THROUGH AGENTS. The Collateral Agent may perform any of its duties under the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

          (b) ABSENCE OF LIABILITY. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Security Document (except for its gross negligence, willful misconduct or bad faith or breach of its obligations hereunder or under any other Non-Sharing Security Document), or (ii) responsible in any manner to any Secured Party for any recitals, statements, representations or warranties made by any Securing Party or any representative thereof or any other Person contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Security Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any Security Document or for any failure of any Securing Party to perform its obligations thereunder. Except as expressly provided herein or in any other Security Document, the Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained

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in, or conditions of, any Security Document or to inspect the properties, books or records of any Securing Party.

          (c) RELIANCE, ETC. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instruction, direction, order, request, note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts. In connection with any request of any Secured Party, the Collateral Agent shall be fully protected in relying on a certificate of such Secured Party, that the Collateral Agent reasonably believes is authentic and that sets forth and certifies the principal amount of the Secured Obligations held by such Secured Party as of the date of such certificate, which certificate shall state that the individual signing such certificate is an authorized representative of such Secured Party and is authorized to direct the Collateral Agent under this Agreement and shall state specifically the Security Document and provision thereof pursuant to which the Collateral Agent is being directed to act.

          The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Security Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of the Security Documents, (ii) if such action is not specifically provided for herein or in any other Security Document, or it shall not have received any such advice or concurrence of the Secured Parties as it deems appropriate, or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under any Security Document, it shall not first be indemnified to its reasonable satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, or refraining from taking any action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Security Document in accordance with the instructions of the Majority Solutia Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

          (d) EFFECT OF AMBIGUOUS PROVISIONS. If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Security Document relating to the functions or responsibilities of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the respective Secured Party affected thereby, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline to perform such function or responsibility unless it has received the written confirmation from such Secured Party, or from the other Secured Parties, concurring in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of such Security Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Secured Parties in this respect, and such confirmation shall be binding upon all of the Secured Parties.

          (e) NOTICE OF DEFAULTS, ETC. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received notice or a certificate from a

                       NON-SHARING INTERCREDITOR AGREEMENT

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Secured Party or the Company stating that a Default or Event of Default has occurred. The Collateral Agent shall not have any obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Security Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of the occurrence of any Default or Event of Default, the Collateral Agent shall promptly give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Default or Event of Default as requested by the Secured Parties, and as otherwise provided herein.

          (f) NO REQUIREMENT TO EXERCISE RIGHTS. Except as otherwise specifically provided hereby, the Collateral Agent need not exercise any rights, powers or remedies under this Agreement or any of the other Security Documents, give any consent under any of the Security Documents or release any Lien or guarantee, unless it shall have been directed to do so in writing by, or, as applicable, shall have received the written consent to the relevant action of, the Majority Solutia Lenders.

          (g) PERFECTION, ETC. Except for actions expressly required hereunder (excluding circumstances in which the Collateral Agent has the ability but not an affirmative duty to act), nothing in this Agreement or any other Security Document shall be interpreted as giving the Collateral Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of any lien or security interest in any Collateral or giving the Collateral Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

          2.03. INDEMNIFICATION AND FEES OF THE COLLATERAL AGENT.

          (a) INDEMNIFICATION. The Securing Parties jointly and severally agree to indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents and advisors from and against any and all claims, losses, liabilities, obligations, damages and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against the Collateral Agent or any such Person (hereinafter the "INDEMNIFICATION AMOUNT") arising out of, related to or in connection with (i) this Agreement or any other Security Document (including the enforcement of any Security Document) or (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent under or in respect of any Security Document or any Collateral, or any interest thereon, which may be ordered or otherwise required by any Person, except to the extent such claims, losses, liabilities, damages and expenses are found by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. If the Securing Parties fail to pay on demand the Indemnification Amount, interest will accrue thereon at a rate per annum equal to that specified in Section 2.07(b) of the Solutia Credit Agreement from the scheduled date for payment thereof until the actual date of payment and such interest shall be added to the Indemnification Amount.

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          (b) EXPENSES. The Securing Parties jointly and severally agree to pay upon demand to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent under the Security Documents or (iv) the failure by any Securing Party or any other Person (other than the Collateral Agent) to perform or observe any of the provisions of the Security Documents.

          2.04. RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT. The Collateral Agent may resign upon not less than 30 days' prior written notice to the Company, each Administrative Agent and the Co-gen Agent and may be removed at any time with or without cause by the Majority Solutia Lenders or by the Company with the prior written consent of the Majority Solutia Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 2.04. If the Collateral Agent shall resign or be removed, then the Majority Solutia Lenders shall (and if no such successor shall have been appointed within 60 days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall be a bank or trust company organized under the laws of the United States of America or a State thereof and that has a combined capital and surplus of at least $500,000,000, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent" and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation or removal hereunder, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

          2.05. INFORMATION AS TO SECURED PARTIES. The Company will at such other times as shall be requested by the Collateral Agent, supply a list in form and detail satisfactory to the Collateral Agent setting forth the principal of and interest on the Secured Obligations held by each Secured Party as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate.

          2.06. JUNIOR SECURITY DOCUMENTS. Each Administrative Agent, on behalf of itself and each of the Solutia Lenders and the Astaris Lenders, as applicable, for whom it acts, and the Co-gen Agent, on behalf of itself and each Co-gen Purchaser, as applicable, for whom it acts, hereby authorizes the Collateral Agent to execute and deliver the Junior Security Documents upon request by the Company.

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          Section 3. DESIGNATION OF LETTERS OF CREDIT. As contemplated by the definition of "Designated Letter of Credit" in Section 1, in the event that any Solutia Lender shall after the date hereof issue any letter of credit for account of the Company, the Company may, at the time of such issuance (but not in any event later than 5 Business Days after such issuance) designate such letter of credit as a "Designated Letter of Credit" hereunder by furnishing to the Collateral Agent a Designation Letter in duplicate, in substantially the form of Schedule II hereto, duly completed and executed by the Company, PROVIDED that the Company may not designate any letter of credit pursuant to this sentence if, after giving effect thereto, the sum of (i) the then aggregate outstanding face amounts of all Designated Letters of Credit (including such letter of credit) and (ii) the then aggregate outstanding principal amount of all unreimbursed drawings under any letters of credit that at any time constituted "Designated Letters of Credit" shall exceed $50,087,599. Upon delivery of a Designation Letter with respect to a letter of credit, and acceptance of such Designation Letter by the Collateral Agent, such letter of credit shall become a "Designated Letter of Credit" under and for all purposes of this Agreement and the other Security Documents.

          Section 4. REPRESENTATIONS AND WARRANTIES. Each Securing Party represents and warrants to the Secured Parties that:

          (a) INCORPORATION; GOOD STANDING. Such Securing Party has been duly organized, is validly existing and in good standing as a corporation or other applicable entity under the laws of the jurisdiction of its organization, is duly qualified to transact business and is in good standing in each state where any Collateral is located except where failure to be so qualified would not have a Material Adverse Effect (as defined in the Solutia Credit Agreement).

          (b) CORPORATE AUTHORITY; NO BREACH. The execution, delivery and performance by such Securing Party of this Agreement and the other Security Documents to which it is a party, and the other transactions contemplated hereby and thereby, are within such Securing Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Securing Party's charter or bylaws or (ii) law or any contractual restriction binding on or affecting such Securing Party.

          (c) NO CONSENTS OR APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the such Securing Party of this Agreement or the other Security Documents to which it is a party, other than those authorizations, approvals, notices, filings and actions that have been obtained, filed or taken on or before the date hereof by such Securing Party or the Company. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the transactions contemplated thereby, except for (i) filings and recordings in respect of the Security Documents and (ii) the authorizations, approvals, actions, notices and filings (x) the failure to obtain would not have a Material Adverse Effect or (y) which have been duly obtained, taken, given or made and are in full force and effect.

                       NON-SHARING INTERCREDITOR AGREEMENT

          (d) ENFORCEABLE OBLIGATIONS, ETC. This Agreement has been, and each of the other Security Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by such Securing Party. This Agreement is, and each of the other Security Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of such Securing Party enforceable against such Securing Party in accordance with their respective terms.

          Section 5. APPLICATIONS

          5.01. APPLICATION OF PREPAYMENTS. As more fully provided in Section 2.10(h) of the Solutia Credit Agreement, optional and mandatory prepayments and/or reduction of Commitments (as defined in the Solutia Credit Agreement) described in subsections (e), (f) and (g) of Section 2.10 of the Solutia Credit Agreement are to be applied as follows:

          FIRST, to the prepayment of the Term Advances (as defined in the Solutia Credit Agreement) and the Co-gen Instruments (as therein defined), and to the provision of cover for the Designated Letters of Credit as provided in Section 5.04 of the Non-Sharing Security and Guarantee Agreement, in each case ratably in accordance with the respective principal amounts thereof outstanding at the time of such prepayment (such outstanding amount, in the case of the Designated Letters of Credit, to be deemed to be equal to the Designated Letter of Credit Exposure (as defined in the Solutia Credit Agreement) at such time), and

          SECOND, after the payment in full of the Term Advances and the Co-gen Instruments, and the provision of full cover for the Designated Letters of Credit in an aggregate amount equal to the Designated Letter of Credit Exposure at such time, to first, prepay Revolving Credit Advances and second, provide cover for Letter of Credit Exposures as specified in subsection (i) of Section 2.10 of the Solutia Credit Agreement and, to the extent such prepayments are being made pursuant to subsection (e) or (f) of said Section 2.10 and result from (x) a Disposition (as therein defined) of any property constituting collateral security under any of the Security Documents or (y) a Casualty Event (as therein defined) affecting any such collateral security, the Revolving Credit Commitments (as therein defined) shall be automatically reduced by the amount of such prepayment.

          Notwithstanding any other provision herein or in the Solutia Credit Agreement to the contrary, (1) if any amounts are due and payable under the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Participation Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease or any Hedging Agreements (as defined in the Solutia Credit Agreement), or in respect of any Designated Letters of Credit, at the time of a Disposition or upon any Capital Markets Transaction (as therein defined) then prepayments in accordance with subsections (e), (f) and (g) of Section 2.10 of the Solutia Credit Agreement are to be shared ratably by the Secured Parties in accordance with their respective Relevant Prepayment Percentages (as therein defined) and the Commitments shall be reduced only by the amount of prepayments allocable to the Solutia Credit Agreement and (2) any Net Cash Proceeds received pursuant to subsection (e) or (f) of said Section 2.10 which constitutes collateral under the Co-gen Participation Agreement or the Co-gen Lease shall be applied first to reduce the amounts

                       NON-SHARING INTERCREDITOR AGREEMENT
outstanding under the Co-gen Instruments and thereafter to the repayment of the Advances as described above.

          In the event that at the time of any prepayment required to be applied to the Term Advances there shall be any Revolving Credit Advances outstanding, any Term Lender shall have the right to refuse all or any portion of any optional or mandatory prepayment pursuant to Section 2.10(a), (b), (e), (f) or
(g) of the Solutia Credit Agreement, and any amount so refused will be applied to prepay the Revolving Credit Advances, but in each case without reduction of any of the Revolving Credit Commitments.

          Anything in this Agreement to the contrary notwithstanding, to the extent that any Net Cash Proceeds (as defined in the Solutia Credit Agreement) of any property subject to the Lien of the Shared Security Documents shall be received by the Company at a time when any Triggering Event (as defined in the Sharing Intercreditor Agreement) shall have occurred and be continuing, such Net Cash Proceeds shall be retained by, or remitted to, the Collateral Trustee for application to the Sharing Obligations (as so defined) in accordance with the requirements of Section 4.01 of the Sharing Intercreditor Agreement and shall not be applied to the Advances under the Solutia Credit Agreement or the Co-gen Instruments, or as cover for Designated Letters of Credit, as would otherwise be required under subsection (h) of Section 2.10 of the Solutia Credit Agreement.

          5.02. APPLICATION OF PROCEEDS OF COLLATERAL. Except as otherwise expressly provided herein or in any other Security Document, the proceeds of any collection, sale or other realization pursuant to any of the Security Documents of all or any part of the Collateral shall be applied by the Collateral Agent:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

          SECOND, to the payment of the Secured Obligations then due and payable, in each case equally and ratably (but subject, in the case of the Solutia Credit Agreement Obligations under and as defined in the Sharing Intercreditor Agreement, to the provisions of Section 5.03); and

          FINALLY, after application as provided in clauses "FIRST" and "SECOND" above, to the payment to the respective Securing Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          5.03. CERTAIN SPECIAL ALLOCATIONS. Each Secured Party, by accepting the benefits of the Non-Sharing Mortgages, hereby acknowledges that the Non-Sharing Mortgages may, in certain circumstances, provide security for the Secured Obligations on a basis other than in accordance with the Relevant Sharing Percentages of the Secured Parties. Each Secured Party, by accepting the benefits of the Non-Sharing Mortgages, nevertheless agrees that it is the intent of the Secured Parties that any proceeds of any collection, sale or other realization under the Non-Sharing Mortgages be shared among the Secured Parties ratably in accordance with their

                       NON-SHARING INTERCREDITOR AGREEMENT

Relevant Sharing Percentages. Accordingly, notwithstanding the provisions of
Section 5.02, any payments under clause SECOND of said Section 5.02 representing proceeds of any collection, sale or other realization under the Non-Sharing Mortgages shall be paid by the Collateral Agent to the Secured Parties ratably in accordance with their Relevant Sharing Percentages, with the portion of such payments made in respect of any Secured Obligations held by any Secured Party in excess of such Secured Party's Relevant Sharing Percentage of the Secured Obligations held by it (and accordingly remitted to the other Secured Parties under this Section 5.03) constituting a purchase of participations by such Secured Party of participations in the Secured Obligations held by each other Secured Party.

          Section 6. MISCELLANEOUS.

          6.01. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing, telecopied or delivered:

          (a) if to any of the Securing Parties, care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Vice President and Treasurer, telephone number (314) 674-8250, telecopier number
     (314) 674-6755, with a copy in care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: General Counsel, telephone number (314) 674-3586, telecopier number (314) 674-2721,

          (b) if to the Solutia Administrative Agent, at its address at Citibank, N.A., Two Penns Way, Suite 200, New Castle, Delaware 19720,
     Attention: Timothy Smith (or his successor), telephone number (302) 894-6059, telecopier number (302) 894-6120;

          (c) if to the Astaris Administrative Agent, at its address at Bank of America, N.A., 101 North Tryon Street, Charlotte, North Carolina 28255,
     Attention: Ms. Kelly Weaver and Ms. Angela Berry, telephone number (704) 388-6483, telecopier number (704) 409-0014;

          (d) if to the Co-gen Agent, at its address at Citibank, N.A., Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720,
     Attention: Brian Maxwell, telephone number (302) 894-6023, telecopier number (302) 894-6059; and

          (e) if to the Collateral Agent, at its address at Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Jim Simpson, telephone number (212) 816-8208, telecopier number (212) 816-8051.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

          6.02. WAIVERS. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent, any Lender, or any Co-gen Purchaser of any right,

                       NON-SHARING INTERCREDITOR AGREEMENT
power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.03. AMENDMENTS, ETC. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Collateral Agent, with the consent of the Majority Solutia Lenders, PROVIDED that

          (a) no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party,

          (b) without the prior written consent of each of the Solutia Lenders, the Collateral Agent shall not release all or substantially all of the collateral under the Non-Sharing Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 2 of the Non-Sharing Security and Guarantee Agreement; PROVIDED that if any amounts are due and payable under the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, any Designated Letter of Credit, or any Hedging Agreement at the time of any such proposed release then the prior written consent of a majority in interest of the Astaris Lenders, the Co-gen Purchasers, the issuers of the Designated Letters of Credit and the holders of any Hedging Obligations, whichever of such obligations are then due and payable, will also be required to release all or substantially all of the collateral under the Non-Sharing Security Documents,

          (c) the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition permitted under the Solutia Credit Agreement or to which the Majority Solutia Lenders shall have consented (and, in that connection, the Collateral Agent shall issue any direction to the Collateral Trustee under Section 7.02 of the Sharing Intercreditor Agreement as shall be required to effect any release of Shared Property under and as defined therein), and

          (d) the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under
     Section 2 of the Non-Sharing Security and Guarantee Agreement to the extent such Subsidiary is the subject of a disposition permitted under the Solutia Credit Agreement or to which the Majority Solutia Lenders shall have consented and upon such release, the Collateral Agent is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor under the Non-Sharing Security and Guarantee Agreement.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Securing Party.

          6.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Collateral Agent and each Secured Party (PROVIDED that no Securing Party shall assign or transfer its rights

                       NON-SHARING INTERCREDITOR AGREEMENT
or obligations hereunder without the prior written consent of the Collateral Agent, each Administrative Agent and the Co-gen Agent).

          6.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          6.07. JURISDICTION. Each of the Securing Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Non-Sharing Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Securing Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Non-Sharing Security Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Non-Sharing Security Document in the courts of any jurisdiction.

          6.08. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.09. ADDITIONAL SUBSIDIARY GUARANTORS. As contemplated by Section 6.01(l) of the Solutia Credit Agreement, new Domestic Subsidiaries of the Company formed or acquired by the Company after the date hereof, and any Domestic Subsidiary that ceases to be an "Immaterial Subsidiary" (as defined in the Solutia Credit Agreement), are required to become a "Subsidiary Guarantor" under this Agreement, by executing and delivering to the Collateral Agent and Collateral Trustee (as defined in the Solutia Credit Agreement) a Guarantee Assumption Agreement in the form of Exhibit J to the Solutia Credit Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and a "Securing Party" for all purposes of this Agreement.

                       NON-SHARING INTERCREDITOR AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Restated Intercreditor and Collateral Agency Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 SOLUTIA INC.


                                 By: /s/ Kevin Wilson
                                     -------------------------------------------
                                     Name: Kevin Wilson
                                     Title: Vice President and Treasurer


                              SUBSIDIARY GUARANTORS

                                 CPFILMS INC.


                                 By: /s/ Kevin Wilson
                                     -------------------------------------------
                                     Name: Kevin Wilson
                                     Title: Attorney-in-Fact

                                 MONCHEM, INC.


                                 By: /s/ Kevin Wilson
                                     -------------------------------------------
                                     Name: Kevin Wilson
                                     Title: President

                                 MONCHEM INTERNATIONAL, INC.


                                 By: /s/ Kevin Wilson
                                     -------------------------------------------
                                     Name: Kevin Wilson
                                     Title: President

                       NON-SHARING INTERCREDITOR AGREEMENT

                                 SOLUTIA SYSTEMS, INC.


                                 By: /s/ Kevin Wilson
                                     -------------------------------------------
                                     Name: Kevin Wilson
                                     Title: President


                       ADMINISTRATIVE AGENTS

                                 CITIBANK, N.A., as Administrative Agent

                                 By: /s/ James N. Simpson
                                     -------------------------------------------
                                     Name: James N. Simpson
                                     Title: Vice President

                                 BANK OF AMERICA, N.A., as Administrative Agent


                                 By: /s/ Donald J. Chin
                                     -------------------------------------------
                                     Name: Donald J. Chin
                                     Title: Managing Director


                       CO-GEN AGENT

                                 CITIBANK, N.A., as Agent for the Co-gen
                                   Purchasers


                                 By: /s/ James N. Simpson
                                     -------------------------------------------
                                     Name: James N. Simpson
                                     Title: Vice President

                       NON-SHARING INTERCREDITOR AGREEMENT

                       COLLATERAL AGENT

                                 CITIBANK, N.A., as Collateral Agent

                                 By: /s/  James N. Simpson
                                     -------------------------------------------
                                     Name: James N. Simpson
                                     Title: Vice President

                       NON-SHARING INTERCREDITOR AGREEMENT

                                                                      SCHEDULE I

                          DESIGNATED LETTERS OF CREDIT

SOLUTIA INC. & CONSOLIDATED SUBSIDIARIES

STANDBY LETTERS OF CREDIT

BANK                  ISSUED ON BEHALF OF           AMOUNT          L/C NUMBER        EXPIRES
----------------------------------------------------------------------------------------------
Citibank              Solutia Inc.             $ 8,000,000      NY-00928-30030824    30-Apr-03
Citibank              Solutia Inc.             $     3,875      NY-00928-30027436    11-Feb-03
Citibank              Solutia Inc.             $     6,620      NY-00928-30028536    30-Sep-02
Citibank              Solutia Inc.             $     7,824      NY-00928-30025958    30-Sep-04
----------------------------------------------------------------------------------------------
SUB-TOTAL CITIBANK                             $ 8,018,319
----------------------------------------------------------------------------------------------

Chase Manhattan Bank  Solutia Inc.             $   750,000           P-392986        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $   480,000           P-392987        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $ 2,000,000           P-393627        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $ 6,000,000           P-393629        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $   227,105           P-395392        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $   750,000           P-349116        31-Dec-02
Chase Manhattan Bank  Solutia Inc.             $ 2,938,000           P-200112        30-Apr-03
Chase Manhattan Bank  Solutia Inc.             $ 2,107,000           P-200113        30-Apr-03
Chase Manhattan Bank  Solutia Inc.             $   768,000           P-200114        30-Apr-03
Chase Manhattan Bank  Solutia Inc.             $   852,000           P-200233        30-Apr-03
Chase Manhattan Bank  Solutia Inc.             $ 7,953,791           P-204020        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $ 3,177,062           P-204012        31-Aug-02
Chase Manhattan Bank  Solutia Inc.             $   121,583           P-205878        15-Oct-02
----------------------------------------------------------------------------------------------
SUB-TOTAL CHASE                                $28,124,541
----------------------------------------------------------------------------------------------

HSBC                  Solutia Inc.             $ 6,382,000         SDCMTN541972      30-Apr-03
HSBC                  Solutia UK Limited       $    24,517        102/13339798a      28-Feb-07
HSBC                  Solutia UK Limited       $   630,659         102/146377b       01-Jun-08
HSBC                  Solutia UK Limited       $   313,060           8852279           open
----------------------------------------------------------------------------------------------
SUB-TOTAL HSBC                                 $ 7,350,236
----------------------------------------------------------------------------------------------

BANK                    BENEFICIARY                                   PURPOSE
-------------------------------------------------------------------------------------------------------------
Citibank                Kemper Indemnity Insurance Company            Pollution Insurance
Citibank                Gas Authority of India (GAIL)                 Fin. Assurance
Citibank                Gas Authority of India (GAIL)                 Fin. Assurance
Citibank                Gas Authority of India (GAIL)                 Fin. Assurance
-------------------------------------------------------------------------------------------------------------
SUB-TOTAL CITIBANK
-------------------------------------------------------------------------------------------------------------

Chase Manhattan Bank    Texas Department of Health                    Fin. Assur. - Choc Bayou
Chase Manhattan Bank    Massachusetts Dept. of Environmental          Fin. Assur. - Indian Orchard
                        Protect.
Chase Manhattan Bank    New Jersey Dept. of Environmental Protection  Fin. Assur. - Delaware River
Chase Manhattan Bank    Florida Dept. of Environmental Regulation     Fin. Assur. - Pensacola
Chase Manhattan Bank    Florida Dept. of Environmental Regulation     Fin. Assur. - Pensacola
Chase Manhattan Bank    Texas Natural Res. Conservation Commission    Fin. Assur. - Choc Bayou
Chase Manhattan Bank    New Jersey Dept. of Environmental Protection  Fin. Assur. - Delaware River
Chase Manhattan Bank    Georgia Dept. of Natural Resources            Fin. Assur. - Augusta
Chase Manhattan Bank    Alabama Dept. of Environmental Management     Fin. Assur. - Anniston
Chase Manhattan Bank    Illinois Environmental Protection Agency      Fin. Assur.- Krummrich
Chase Manhattan Bank    CIGNA Insurance Company                       Liability - General/Product/Automobile
Chase Manhattan Bank    Pacific Employers Insurance Co. (CIGNA)       Workers Comp - All but MO, WV, MA
Chase Manhattan Bank    Shaffer Landfill Remedial Action              Fin. Assur. - Environmental Cleanup
-------------------------------------------------------------------------------------------------------------
SUB-TOTAL CHASE
-------------------------------------------------------------------------------------------------------------

HSBC                    Florida Dept. of Environmental Protection     Financial Assurance - Pensacola
HSBC                    Environment Agency for GBP15,550              Fin. Assurance
HSBC                    HM Customs for GBP400,000                     Fin. Assur. - Duties
HSBC                    HM Customs for GBP200,000                     Fin. Assur. - Duties
-------------------------------------------------------------------------------------------------------------
SUB-TOTAL HSBC
-------------------------------------------------------------------------------------------------------------

                       NON-SHARING INTERCREDITOR AGREEMENT

Sumitomo Mitsui       Solutia Inc.             $   158,819     B/CGO-500852      06-Nov-02
Sumitomo Mitsui       Solutia Inc.             $ 5,000,000   LG/MIS/NY-431752    14-Aug-02
------------------------------------------------------------------------------------------
SUB-TOTAL SUMITOMO                             $ 5,158,819
------------------------------------------------------------------------------------------

KBC                   Solutia Europe S.A/N.V.  $   594,873      3019720143       01-Mar-08
KBC                   Solutia Europe S.A/N.V.  $   199,738      3019720648         open
KBC                   Solutia Europe S.A/N.V.  $    74,905      3019723274         open
KBC                   Solutia Europe S.A/N.V.  $   117,851       500322874         open
KBC                   Solutia Europe S.A/N.V.  $    21,870      3190826729         open
KBC                   Solutia Europe S.A/N.V.  $   249,688      3196014411         open
KBC                   Solutia Europe S.A/N.V.  $    27,167      3196625309         open
KBC                   Solutia Europe S.A/N.V.  $     4,200      3267502296       25-Sep-02
KBC                   Solutia Europe S.A/N.V.  $    38,562      3267521801       01-Nov-02
KBC                   Solutia Europe S.A/N.V.  $    74,402      3267592630       10-Sep-02
KBC                   Solutia Europe S.A/N.V.  $     2,242      3267575957       15-Sep-02
KBC                   Solutia Europe S.A/N.V.  $     1,873      3196573371       31-Mar-04
KBC                   Solutia Europe S.A/N.V.  $     2,996      3196573977       31-Oct-06
KBC                   Solutia Europe S.A/N.V.  $     1,311      3196574078       28-Apr-04
KBC                   Solutia Europe S.A/N.V.  $     2,097      3196574381       14-Apr-04
KBC                   Solutia Europe S.A/N.V.  $     1,873      3196719982       30-Sep-07
KBC                   Solutia Europe S.A/N.V.  $     7,491       500068957       31-May-10
KBC                   Solutia Europe S.A/N.V.  $     4,344       500095532       14-Dec-10
KBC                   Solutia Europe S.A/N.V.  $     2,696       500166260       30-Sep-10
KBC                   Solutia Europe S.A/N.V.  $     5,506       500305494       01-Apr-11
------------------------------------------------------------------------------------------
SUB-TOTAL KBC                                  $ 1,435,685
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
GRAND TOTAL                                    $50,087,599
------------------------------------------------------------------------------------------

Sumitomo Mitsui         Tennessee Dept. of Environment and Conserv.   Fin. Assur. - Columbia, TN Plant
Sumitomo Mitsui         Ferro Corporation                             Pursuant to Asset Purchase Agreement
-------------------------------------------------------------------------------------------------------------
SUB-TOTAL SUMITOMO
-------------------------------------------------------------------------------------------------------------

KBC                     OVAM for BEF23,837,000                        Fin. Assur. - Ghent
KBC                     Douane Gent for BEF8,000,000                  Fin. Assur. - Duties
KBC                     Douane Gent for BEF3,000,000                  Fin. Assur. - Duties
KBC                     Douane Gent for EUR117,000                    Fin. Assur. - Duties
KBC                     Betz Dearborn                                 Fin. Assurance
KBC                     TVA Luxembourg for BEF10,000,000              Fin. Assur. - VAT
KBC                     Emirate BL Oil & Gas                          Fin. Assurance
KBC                     Misr Pour La Rayonne                          Fin. Assurance
KBC                     Lungi Zimmer for DEM74,880                    Fin. Assurance
KBC                     Kirishinefteorgsintez                         Fin. Assurance
KBC                     Messrs Misr Polyester Co.                     Fin. Assurance
KBC                     J. Lousse / Annbritt Aspholi for BEF75,000    Fin. Assurance
KBC                     Van Huyck / Kabir for BEF120,000              Fin. Assurance
KBC                     Biernaux / Soto for BEF52,500                 Fin. Assurance
KBC                     De Poorter / Russel - Jones for BEF84,000     Fin. Assurance
KBC                     De Coninck / Reuter for BEF75,000             Fin. Assurance
KBC                     MR. & MME Jensen-Ponce for BEF300,000         Fin. Assurance
KBC                     TIESA for BEF174,000                          Fin. Assurance
KBC                     Geenen-Hartwig for BEF108,000                 Fin. Assurance
KBC                     Grass-Chardon / Daniels for EUR5,466          Fin. Assurance
-------------------------------------------------------------------------------------------------------------
SUB-TOTAL KBC
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
GRAND TOTAL
-------------------------------------------------------------------------------------------------------------

                       NON-SHARING INTERCREDITOR AGREEMENT

                                                                     SCHEDULE II

                          [Form of Designation Letter]

                                       ____________ __, ____

Citibank, N.A., as Collateral
  Agent for the Secured Parties
  referred to below
2 Penns Way
New Castle, Delaware 19720

Attention: Timothy Smith

Ladies and Gentlemen:

          We refer to the Restated Intercreditor and Collateral Agency Agreement (the "NON-SHARING INTERCREDITOR AGREEMENT") dated as of July [___], 2002 between Solutia Inc. (the "COMPANY"), each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages thereto, Citibank, N.A., as administrative agent under the Solutia Credit Agreement referred to therein, Bank of America, as administrative agent under the Astaris Credit Agreement referred to therein, Citibank, N.A., as agent for the purchasers under the Co-gen Participation Agreement referred to therein and Citibank, N.A., as collateral agent (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT"). Terms defined in the Non-Sharing Intercreditor Agreement are used herein as defined therein.

          The undersigned is delivering this Designation Letter pursuant to
Section 3 of the Non-Sharing Intercreditor Agreement and hereby designates [identify letter of credit by (i) issuing bank, (ii) date of issuance, (iii) amount and (iv) letter of credit number] (the "DESIGNATED LETTER OF CREDIT"), as a "Designated Letter of Credit" under and for all purposes of the Non-Sharing Intercreditor Agreement and the other Security Documents.

          In that connection, the Company hereby certifies that the sum of (i) the aggregate face amounts of all Designated Letters of Credit (including such letter of credit) outstanding on the date hereof and (ii) the then aggregate principal amount of all unreimbursed drawings under any letters of credit that at any time constituted "Designated Letters of Credit" outstanding on the date hereof do not exceed $50,087,599.

                                   Very truly yours,

                                   SOLUTIA INC.


                                   By:
                                       -----------------------------------------

                       NON-SHARING INTERCREDITOR AGREEMENT

                                       Name:
                                       Title:


ACCEPTED:

CITIBANK, N.A., as Collateral Agent


By:
    --------------------------------
    Name:
    Title:

                       NON-SHARING INTERCREDITOR AGREEMENT

                       NON-SHARING INTERCREDITOR AGREEMENT